EXHIBIT 99.1

FOR IMMEDIATE RELEASE

AMERICAN STRATEGIC INVESTMENT CO. ANNOUNCES THIRD QUARTER 2024 RESULTS

Company to Host Investor Webcast and Conference Call Today at 11:00 AM ET

New York, November 12, 2024 - American Strategic Investment Co. (NYSE: NYC) (“ASIC” or the “Company”), a company that owns a portfolio of commercial real estate located within the five boroughs of New York City, announced today its financial and operating results for the third quarter ended September 30, 2024.

Third Quarter 2024 Highlights

•	Revenue was $15.4 million compared to $16.0 million for the same quarter in 2023

•	Net loss attributable to common stockholders was $34.5 million, compared to $9.4 million in the prior year primarily due to non-cash impairments of $27.8 million of which, $1.9 million is related to the pending sale of 9 Times Square in Manhattan, New York

•	Cash net operating income (“NOI”) grew by $0.3 million to $6.8 million for the third quarter of 2024 from $6.5 million for the third quarter of 2023

•	Adjusted EBITDA was $3.1 million compared to $3.4 million in the third quarter of 2023

•	Portfolio occupancy expanded 70 basis points to 85.8%, compared to 85.1% for the third quarter 2023, with weighted-average lease term(1) of 5.9 years

•	81% of annualized straight-line rent from top 10 tenants(2) is derived from investment grade or implied investment grade(3) rated tenants with a weighted-average remaining lease term of 7.7 years as of September 30, 2024

•	Portfolio comprised of fixed and variable rate debt at a 4.9% weighted-average interest rate with 2.5 years of weighted-average debt maturity

CEO Comments

Michael Anderson, Chief Executive Officer of ASIC commented, “We are excited to have produced strong results in the quarter, which are highlighted by our effective leasing and increased occupancy data. In addition, our ongoing focus on reducing costs resulted in meaningful savings that, combined with our portfolio’s operating performance, enabled us to continue to record incremental Cash NOI growth year-over-year. We are also deriving positive benefits from our ongoing strategic portfolio management. To that point, in addition to signing a definitive agreement to sell our 9 Times Square asset, we are marketing two of our other properties. We expect to utilize proceeds from the contemplated sales, if any, to further reduce leverage and to diversify our cash flow by adding new, higher-yielding opportunities. We expect our ongoing efforts will enhance shareholder value over time.”

Financial Results

	Three Months Ended September 30,
(In thousands, except per share data)	2024	2023
Revenue from tenants	$15,447	$16,015

Net loss attributable to common stockholders	$(34,482)	$(9,390)
Net loss per common share (1)	$(13.52)	$(4.10)

EBITDA	$(24,789)	$1,848
Adjusted EBITDA	$3,095	$3,410

(1) All per share data based on 2,551,034 and 2,288,683 diluted weighted-average shares outstanding for the three months ended September 30, 2024 and 2023, respectively.

Real Estate Portfolio

The Company’s portfolio consisted of seven properties comprised of 1.2 million rentable square feet as of September 30, 2024. Portfolio metrics include:

•	85.8% leased

•	5.9 years remaining weighted-average lease term

•	81% of annualized straight-line rent(4) from top 10 tenants derived from investment grade or implied investment grade tenants with 8 years of weighted-average remaining lease term

•	Diversified portfolio, comprised of 24% financial services tenants, 13% government and public administration tenants, 12% retail tenants, 9% non-profit and 42% all other industries, based on annualized straight-line rent

Capital Structure and Liquidity Resources

As of September 30, 2024, the Company had $5.2 million of cash and cash equivalents(5). The Company’s net debt(6) to gross asset value(7) was 60.1%, with net debt of $394.3 million.

All of the Company’s debt was fixed-rate with the exception of one variable rate loan as of September 30, 2024. The Company’s total combined debt had a weighted-average interest rate of 4.9%(8).

Footnotes/Definitions

(1)	The weighted-average remaining lease term (years) is weighted by annualized straight-line rent as of September 30, 2024.

(2)	Top 10 tenants based on annualized straight-line rent as of September 30, 2024.

(3)	As used herein, investment grade includes both actual investment grade ratings of the tenant or guarantor, if available, or implied investment grade. Implied investment grade may include actual ratings of tenant parent, guarantor parent (regardless of whether or not the parent has guaranteed the tenant’s obligation under the lease) or by using a proprietary Moody’s analytical tool, which generates an implied rating by measuring a company’s probability of default. The term “parent" for these purposes includes any entity, including any governmental entity, owning more than 50% of the voting stock in a tenant. Ratings information is as of September 30, 2024. Based on annualized straight-line rent, top 10 tenants are 61% actual investment grade rated and 20% implied investment grade rated.

(4)	Annualized straight-line rent is calculated using the most recent available lease terms as of September 30, 2024.

(5)	Under one of our mortgage loans, we are required to maintain minimum liquid assets (i.e. cash and cash equivalents and restricted cash) of $10.0 million.

(6)	Total debt of $399.5 million less cash and cash equivalents of $5.2 million as of September 30, 2024. Excludes the effect of deferred financing costs, net, mortgage premiums, net and includes the effect of cash and cash equivalents.

(7)	Defined as the carrying value of total assets of $567.9 million plus accumulated depreciation and amortization of $87.9 million as of September 30, 2024.

(8)	Weighted based on the outstanding principal balance of the debt.

Webcast and Conference Call

ASIC will host a webcast and call on November 12, 2024 at 11:00 a.m. ET to discuss its financial and operating results. This webcast will be broadcast live over the Internet and can be accessed by all interested parties through the ASIC website, www.americanstrategicinvestment.com, in the “Investor Relations” section.

Dial-in instructions for the conference call and the replay are outlined below.

To listen to the live call, please go to ASIC’s “Investor Relations” section of the website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the ASIC website at www.americanstrategicinvestment.com.

Live Call

Dial-In (Toll Free): 1-888-330-3127

International Dial-In: 1-646-960-0855

Conference ID: 5954637

Conference Replay*

Domestic Dial-In (Toll Free): 1-800-770-2030

International Dial-In: 1-609-800-9909

Conference Number: 5954637

*Available from November 12, 2024 through February 10, 2025.

About American Strategic Investment Co.

American Strategic Investment Co. (NYSE: NYC) owns a portfolio of commercial real estate located within the five boroughs of New York City. Additional information about ASIC can be found on its website at www.americanstrategicinvestment.com.

Supplemental Schedules

The Company will file supplemental information packages with the Securities and Exchange Commission (the “SEC”) to provide additional disclosure and financial information. Once posted, the supplemental package can be found under the “Presentations” tab in the Investor Relations section of ASIC’s website at www.americanstrategicinvestment.com and on the SEC website at www.sec.gov.

Important Notice

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. The words “may,” “will,” “seeks,” “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include (a) the anticipated benefits of the Company’s election to terminate its status as a real estate investment trust, (b) whether the Company will be able to successfully acquire new assets or businesses, (c) the ability of the Company to consummate the disposition of 9 Times Square on the terms contemplated, if at all; (d) the ability of the Company to execute its business plan and sell certain of its properties on commercially practicable terms, if at all; (e) the potential adverse effects of the geopolitical instability due to the ongoing military conflict between Russia and Ukraine and Israel and Hamas, including related sanctions and other penalties imposed by the U.S. and European Union, and the related impact on the Company, the Company’s tenants, and the global economy and financial markets, (f) the potential adverse effects of inflationary conditions and higher interest rate environment, (g) that any potential future acquisition or disposition is subject to market conditions and capital availability and may not be completed on favorable terms, or at all, and (h) the Company may not be able to continue to meet the New York Stock Exchange’s (“NYSE”) continued listing requirements and rules, and the NYSE may delist the Company's common stock, which could negatively affect the Company, the price of the Company's common stock and the Company shareholders’ ability to sell the Company's common stock, as well as those risks and uncertainties set forth in the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed on April 1, 2024 and all other filings with the Securities and Exchange Commission after that date including but not limited to the subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as such risks, uncertainties and other important factors may be updated from time to time in the Company’s subsequent reports. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, unless required to do so by law.

Contacts:

Investors and Media:

Email: investorrelations@americanstrategicinvestment.com

Phone: (866) 902-0063

American Strategic Investment Co.

Consolidated Balance Sheets

(In thousands. except share and per share data)

	September 30, 2024	December 31, 2023
ASSETS	(Unaudited)
Real estate investments, at cost:
Land	$129,517	$188,935
Buildings and improvements	341,159	479,265
Acquired intangible assets	19,177	56,929
Total real estate investments, at cost	489,853	725,129
Less accumulated depreciation and amortization	(87,889)	(144,956)
Total real estate investments, net	401,964	580,173
Cash and cash equivalents	5,234	5,292
Restricted cash	10,528	7,516
Operating lease right-of-use asset	54,570	54,737
Prepaid expenses and other assets	4,353	6,150
Derivative asset, at fair value	—	400
Straight-line rent receivable	30,001	30,752
Deferred leasing costs, net	8,338	9,152
Assets held for sale	52,924	—
Total assets	$567,912	$694,172

LIABILITIES AND STOCKHOLDERS’ EQUITY
Mortgage notes payable, net	$396,838	$395,702
Accounts payable, accrued expenses and other liabilities (including amounts due to related parties of $226 and $20 at September 30, 2024 and December 31, 2023, respectively)	18,137	12,975
Notes payable to related parties	575	—
Operating lease liability	54,609	54,657
Below-market lease liabilities, net	1,361	2,061
Deferred revenue	4,019	3,983
Distributions payable	—	—
Total liabilities	475,539	469,378

Preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued and outstanding at September 30, 2024 and December 31, 2023	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized, 2,663,980 and 2,334,340 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	26	23
Additional paid-in capital	731,567	729,644
Accumulated other comprehensive income	—	406
Distributions in excess of accumulated earnings	(639,220)	(505,279)
Total stockholders’ equity	92,373	224,794
Non-controlling interests	—	—
Total equity	92,434	224,794
Total liabilities and equity	$567,912	$694,172

American Strategic Investment Co.

Consolidated Statements of Operations (Unaudited)

(In thousands, except share and per share data)

	Three Months Ended September 30,
	2024	2023
Revenue from tenants	$15,447	$16,015

Operating expenses:
Asset and property management fees to related parties	1,994	1,882
Property operating	8,596	8,792
Impairments of real estate investments	27,817	362
Equity-based compensation	76	1,208
General and administrative	1,762	1,931
Depreciation and amortization	4,414	6,499
Total operating expenses	44,659	20,674
Operating loss	(29,212)	(4,659)
Other income (expense):
Interest expense	(5,279)	(4,739)
Other income	9	8
Total other expense	(5,270)	(4,731)
Net loss before income tax	(34,482)	(9,390)
Income tax expense	—	—
Net loss and Net loss attributable to common stockholders	$(34,482)	$(9,390)

Net loss per share attributable to common stockholders — Basic and Diluted	$(13.52)	$(4.10)
Weighted-average shares outstanding — Basic and Diluted	2,551,034	2,288,683

American Strategic Investment Co.

Quarterly Reconciliation of Non-GAAP Measures (Unaudited)

(In thousands)

	Three Months Ended
	September 30, 2024	September 30, 2023
Net loss and Net loss attributable to common stockholders	$(34,482)	$(9,390)
Interest expense	5,279	6,499
Depreciation and amortization	4,414	4,739
EBITDA	(24,789)	1,848
Impairment of real estate investments	27,817	362
Equity-based compensation	76	1,208
Other (income) loss	(9)	(8)
Adjusted EBITDA	(3,095)	3,410
Asset and property management fees to related parties payable in cash	1,994	1,882
General and administrative	1,762	1,931
NOI	6,851	7,223
Accretion of below- and amortization of above-market lease liabilities and assets, net	(219)	(45)
Straight-line rent (revenue as a lessor)	102	120
Straight-line ground rent (expense as lessee)	27	27
Cash NOI	6,761	7,325

Cash Paid for Interest:
Interest expense	5,279	4,739
Amortization of deferred financing costs	(373)	(385)
Total cash paid for interest	$4,906	$4,354

Non-GAAP Financial Measures

This release discusses the non-GAAP financial measures we use to evaluate our performance, including Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), Net Operating Income (“NOI”) and Cash Net Operating Income (“Cash NOI”) and Cash Paid for Interest. A description of these non-GAAP measures and reconciliations to the most directly comparable GAAP measure, which is net loss, is provided above.

In December 2022 we announced that we changed our business strategy and terminated our election to be taxed as a REIT effective January 1, 2023, however, our business and operations have not materially changed in the first quarter of 2023. Therefore, we did not change any of the non-GAAP metrics that we have historically used to evaluate performance.

Caution on Use of Non-GAAP Measures

EBITDA, Adjusted EBITDA, NOI, Cash NOI and Cash Paid for Interest should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP metrics.

As a result, we believe that the use of these non-GAAP metrics, together with the required GAAP presentations, provide a more complete understanding of our performance, including relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. However, these non-GAAP metrics are not indicative of cash available to fund ongoing cash needs, including the ability to pay cash dividends. Investors are cautioned that these non-GAAP metrics should only be used to assess the sustainability of our operating performance excluding these activities, as they exclude certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred.

Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, Net Operating Income, Cash Net Operating Income and Cash Paid for Interest.

We believe that EBITDA and Adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization adjusted for (i) impairment charges, (ii) interest income or other income or expense, (iii) gains or losses on debt extinguishment, (iv) equity-based compensation expense, (v) acquisition and transaction costs, (vi) gains or losses from the sale of real estate investments and (vii) expenses paid with issuances of common stock in lieu of cash is an appropriate measure of our ability to incur and service debt. We consider EBITDA and Adjusted EBITDA useful indicators of our performance. Because these metrics’ calculations exclude such factors as depreciation and amortization of real estate assets, interest expense, and equity-based compensation (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), these metrics; presentations facilitate comparisons of operating performance between periods and between other companies that use these measures. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other companies may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other companies.

NOI is a non-GAAP financial measure used by us to evaluate the operating performance of our real estate. NOI is equal to total revenues, excluding contingent purchase price consideration, less property operating and maintenance expense. NOI excludes all other items of expense and income included in the financial statements in calculating net income (loss). We believe NOI provides useful and relevant information because it reflects only those income and expense items that are incurred at the property level and presents such items on an unleveraged basis. We use NOI to assess and compare property level performance and to make decisions concerning the operations of the properties. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating expenses and acquisition activity on an unleveraged basis, providing perspective not immediately apparent from net income (loss). NOI excludes certain items included in calculating net income (loss) in order to provide results that are more closely related to a property’s results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other companies that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or our ability to pay dividends.

Cash NOI, is a non-GAAP financial measure that is intended to reflect the performance of our properties. We define Cash NOI as NOI excluding amortization of above/below market lease intangibles and straight-line adjustments that are included in GAAP lease revenues. We believe that Cash NOI is a helpful measure that both investors and management can use to evaluate the current financial performance of our properties and it allows for comparison of our operating performance between periods and to other companies. Cash NOI should not be considered as an alternative to net income, as an indication of our financial performance, or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present Cash NOI may not be directly comparable to the way other companies present Cash NOI.

Cash Paid for Interest is calculated based on the interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net. Management believes that Cash Paid for Interest provides useful information to investors to assess our overall solvency and financial flexibility. Cash Paid for Interest should not be considered as an alternative to interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to our financial information prepared in accordance with GAAP.